Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-256941, 333-255772, 333-255183, 333-249142, 333-236361, 333-228026 and 333-102197) and Forms S-8 (No. 333-256915, 333-255214, 333-239230, 333-232589, 333-208063, 333-187246, 333-137647, 333-119828, 033-63095, 033-58110, 033-39784 and 033-04968) of PAR Technology Corporation of our report dated April 20, 2021, relating to the consolidated financial statements of Punchh Inc., which appears in this Current Report on Form 8-K/A.

/s/ SingerLewak LLP

June 24, 2021
San Jose, CA